                                                                    Exhibit 99.1

Monday October 1, 8:30 am Eastern Time

Press Release

SOURCE: Targeted Genetics Corporation

Targeted Genetics Appoints Chief Financial Officer

SEATTLE, Oct. 1 /PRNewswire/ -- Targeted Genetics Corporation (Nasdaq: TGEN - news) today announced the appointment of Todd E. Simpson to the position of Vice President, Finance and Administration, and Chief Financial Officer. Mr. Simpson brings 18 years of financial management experience to the Company.

Mr. Simpson most recently served as Vice President, Finance & Administration and Chief Financial Officer of Aastrom Biosciences, Inc., a publicly held cell therapy company. At Aastrom, he led the completion of numerous public and private financings totaling nearly $70 million and was instrumental in the development and implementation of strategic planning as well as operations. Previously he was Vice President Finance of Telios Pharmaceuticals, Inc., a publicly held life sciences company. From 1983 to 1992 he practiced public accounting at Ernst & Young, LLP, focusing in the life sciences industry among others. He holds a B.S. in Business Administration and Computer Science from Oregon State University and is a certified public accountant.

"Todd's experience and expertise in the biotech financial world will benefit Targeted Genetics significantly and made him the candidate of choice for this position," said H. Stewart Parker, the Company's President and Chief Executive Officer. "His contacts in, and understanding of, the financial community have enabled him to lead successful financing transactions, even in difficult markets. Additionally, his operations experience will be a great asset to us as we move forward with the plans for our large-scale AAV manufacturing facility in Bothell and continue to build upon our leadership position in gene therapy. I have always believed that Targeted Genetics has one of the most talented management teams in the business, and Todd is of that caliber. We all look forward to working together towards bringing new therapies to patients in need and building value for our shareholders."

"I believe that Targeted Genetics is positioned for growth and I am tremendously pleased to have the opportunity to join the Company," said Mr. Simpson. "Gene therapy, already understood to hold enormous potential in the treatment of genetic diseases, is beginning to be appreciated by a broader audience as the technology is seen as a novel approach to delivering protein therapeutics. Success in this arena will require the ability to integrate genes and vectors in order to target a desired cell population and achieve a therapeutic effect. I believe that Targeted Genetics' combination of viral and non-viral delivery vectors, portfolio of genes and high-caliber partnerships and strategic relationships uniquely position the Company for success. These important assets, coupled with the Company's robust and diverse portfolio of product candidates, should enable Targeted Genetics to create additional value and further differentiate the Company as the leading gene delivery franchise."

Targeted Genetics Corporation develops gene therapy products for the treatment of acquired and inherited diseases. The Company has lead clinical product development programs targeting cystic fibrosis and cancer, and a promising pipeline of product candidates focused on hemophilia A, arthritis, cancer, lysosomal storage diseases, cardiovascular disease and AIDS prophylaxis. The Company has a broad platform of gene delivery technologies and, through its majority-owned subsidiary, CellExSys, Inc., a promising body of technology for cellular therapy. For more information about Targeted Genetics Corporation and CellExSys, Inc., please visit the Company's web site at http://www.targetedgenetics.com.

NOTE: This release contains forward-looking statements, which involve current expectations or forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed in the forward-looking statements for a number of reasons, including the factors described in the section entitled "Factors Affecting Our Operating Results, Our Business and Our Stock Price" in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001, filed with the SEC. You should not unduly rely on these forward-looking statements, which speak only as of the date of this release. Targeted Genetics undertakes no obligation to update any forward-looking statements to reflect new information, circumstances or events after the date of this release.

SOURCE: Targeted Genetics Corporation


                                       2